Exhibit 99.1

Somera Communications Announces David W. Heard as President and

Chief Executive Officer

SANTA BARBARA, Calif., April 21, 2004—Somera Communications, Inc. (NASDAQ: SMRA), a leading global provider of new and refurbished telecommunications equipment solutions, today announced that David W. Heard has been named as President and Chief Executive Officer. Steve Cordial, who has been acting Chief Executive Officer as well as Chief Financial Officer for the last six months will continue as Chief Financial Officer. Mr. Heard’s employment with Somera will commence in early May.

Heard has more than 15 years of senior management experience, including a decade of strategic development and plan execution at national original equipment manufacturers, most recently as President and General Manager, Network Switching Division of Tekelec, Inc. Prior to that, Heard served as President and Chief Executive Officer of Santera, a telecommunications infrastructure company that was acquired by Tekelec in 2003.

“David is the right leader for Somera,” said Barry Phelps, Somera Communications’ Chairman of the Board. “David’s extensive telecommunications background and business development skills should help Somera strengthen channel partnerships, develop strategic alliances and expand our international sales presence. We believe his strong leadership experience will help focus Somera during their turn around process and return to profitability.”

“I am very excited to be joining the Somera team,” said David Heard. “I believe Somera has a great business model and talented management team that uniquely positions it to capitalize on the changing telecommunications environment. As the industry evolves through restructuring, consolidation and technology migrations, I believe Somera is in a position to provide a cost effective and timely suite of equipment and services to help carriers efficiently manage their networks and maximize their budgets.”

As a founder of Santera, David successfully raised more than $240M in private capital, led the company through a strategic merger and integration with Tekelec, significantly grew annual revenues at Santera and guided them to win a number of product awards as well as industry recognition. Before founding Santera in 2000, Heard had been Vice President of the Access Division at Lucent Technologies, Inc. since 1999 where he was responsible for strategic direction and operations of the traditional and new access product division. Heard had been with Lucent since 1995 where he held several positions including Managing Director, Sales GSM Mobility Group and Managing Director, Business Development & Operations. Before joining Lucent, Heard had held positions at AT&T Corporation and Chrysler Motors.

Heard received a BA Degree in Productions & Operations Management from Ohio State University, an MBA from the University of Dayton and an MS degree in management from Stanford University on a Sloan Fellowship.

About Somera Communications

Somera is a leading provider of new and re-used telecommunications equipment and services to help carriers lower the cost of network deployment and reduce operating expenses. The company also offers equipment purchase, consignment and exchange programs to transform excess equipment inventories into a new source

Corporate Headquarters:
5383 Hollister Ave.
www.somera.com	Santa Barbara, CA 93111
T805.681.3322

Somera Communications

Wednesday, April 21, 2004

of capital. Founded in 1995, Somera has developed an impressive base of over 1,100 customers worldwide, including the industry leaders from each segment of the telecommunications market. Visit Somera on the Web at www.somera.com.

This news release contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including those regarding the ability of the company to strengthen partnerships, develop strategic alliances and expand international sales; the company’s expectation of a turn around in its business and its subsequrent return to profitability; the ability of the company to capitalize on changing telecommunications environment; and the ability of the company to help telecommunications carriers manage their networks. Forward-looking statements involve a number of risks and uncertainties including, but not limited to, general economic conditions particularly affecting the telecommunications industry; capital equipment spending levels in the telecommunications industry; the impact of competition in the market for supplying equipment to telecommunications operators; the risk of potential shortage of product supply; risks regarding the company’s ability to expand international operations and build services capabilities; and other factors fully described in the company’s reports to the Securities and Exchange Commission (SEC), including, but not limited to, the Annual Report on Form 10-K for the fiscal year ended December 31, 2003, and Quarterly Reports on Form 10-Q. Actual results may differ materially from the statements contained in this news release. The company does not undertake to update any forward-looking statements that may be made by or on behalf of the company. Copies of Somera’s SEC filings may be obtained by contacting Investor Relations, Somera Communications, at 1-805-681-3322.

Contacts:	MEDIA	INVESTOR RELATIONS
	Kelly Delany	Mark Stubbs
	Director of Communications	Director of Finance
	kdelany@somera.com	mstubbs@somera.com
	805.699.3384	805.699.3365

5383 Hollister Ave., Suite 100 • Santa Barbara, CA 93111

Phone (805) 681-3322 • Fax (805) 681-3325

E-mail: scinfo@somera.com • Web: www.somera.com